Exhibit "B"

                        SETTLEMENT AGREEMENT AND RELEASE

     Now comes, Hudson Consulting Group, Inc., a Nevada corporation ("Hudson") and Andrew Thorburn, an individual resident of California, ("Thorburn").

         WHEREAS, the parties wish to compromise and resolve all outstanding obligations between them that arise of that certain Consulting Agreement dated the 19th day of March, 1999.

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreement set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, Hudson and Thorburn agree as follows:

(1) Hudson will deliver to Thorburn: i) Fifty Thousand (50,000) shares of restricted common stock pursuant to Rule 144 in Professional Wrestling Alliance Corporation (fka Jutland Enterprises, Inc.), ii) Jutland Enterprises, Inc. shares certificate #1054, for Seven Thousand (7,000) shares of common stock held in the name of Michael Thorburn, and iii) a Promissory Note in the sum of Five Thousand Dollars ($5,000) payable at the earlier of ninety (90) days or the sale of Fifty Thousand (50,000) shares of Professional Wrestling Alliance Corporation common stock transferred to Hudson by David Thorburn.

(2) Thorburn will deliver by February 4 2000 the forms, powers and any other document required, including Medallion Signature Guaranty on a stock power, required to complete the transfer to Hudson of Fifty Thousand (50,000) shares of restricted, pursuant to Rule 144, common stock in Professional Wrestling Alliance Corporation (fka Jutland Enterprises, Inc.), currently held in the name of David Thorburn, certificate number 5368, dated January 23, 1994.

(3) Both parties hereby release the other from any and all claims that arise from the Consulting Agreement dated the 19th day of March, 1999 and hereby agree that the same shall be of no force and or effect as of this date forward. All prior payments and exchanges between the parties are to be retained by the party presently in possession thereof and the only obligation remaining on the parties is to complete paperwork to complete any transfer or transaction to complete the process of transfer of ownership. All other claims for payment or delivery are hereby waived and released.

(4) This Agreement was negotiated and is being contracted for in Utah, and shall be governed by the laws of the State of Utah, and the United States of America, notwithstanding any conflict-of-law provision to the contrary.


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(5)      All other terms and conditions of the Consulting  Agreement  remain the agreement of the parties and are in full force and effect except as specifically waived or released herein.

         IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Release this 9th day of February 2000.

              Andrew Thorburn                   Hudson Consulting Group, Inc.
                                                A Nevada corporation

         /s/ Andrew Thorburn                    By:  /s/ Richard Surber
         ----------------------------                --------------------
         Andrew Thorburn                             Richard Surber, President










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